Exhibit 99.3

Ring Energy, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On July 1, 2022, Ring Energy, Inc. (“Ring” or the “Company”), as buyer, and Stronghold Energy II Operating, LLC, a Delaware limited liability company (“Stronghold OpCo”) and Stronghold Energy II Royalties, LP, a Delaware limited partnership (“Stronghold RoyaltyCo”, together with Stronghold OpCo, collectively, “Stronghold”), as seller, entered into a purchase and sale agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Ring acquired (the “Stronghold Acquisition”) interests in oil and gas leases and related property of Stronghold consisting of approximately 37,000 net acres located in the Central Basin Platform of the Permian Basin of Texas. On August 31, 2022, Ring completed the Stronghold Acquisition pursuant to the Purchase Agreement.

Based on estimates as of August 31, 2022, the fair value of consideration to be paid to the seller is approximately $389.4 million, of which $167.9 million, subject to post-closing adjustments, was paid in cash at closing, $15.0 million will be payable in cash after the six-month anniversary of the closing date of the Stronghold Acquisition, and the remainder was in the form of stock consideration consisting of 21,339,986 shares of Ring common stock and 153,176 shares of newly created Series A Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”). In addition, Ring assumed derivative liabilities valued at $26.4 million as of August 31, 2022, and $1.7 million of suspense in the Stronghold Acquisition.

The cash portion of the purchase price was funded by amending the Company’s   existing credit facility to increase the total borrowing capacity under the credit facility to $1,000,000,000 with an initial borrowing base of approximately $600,000,000 (up from its existing $350,000,000 borrowing base).

When and if declared, the Preferred Stock will be entitled to preferred distributions at a rate of 8.0% per annum of the Liquidation Preference per share, which is initially $1,000 per share plus any accrued and unpaid distributions through the date of conversion, payable each calendar quarter. To the extent distributions are not declared and paid, then on each distribution date the unpaid distribution per share is added to the per share Liquidation Preference. Notwithstanding the foregoing, no distribution will be paid on the Preferred Stock if it converts into Ring common stock on or before January 31, 2023.

The Preferred Stock may not be converted into Ring common stock until such time as stockholder approval is received, which is defined as the date requisite approval from holders of capital stock of the Company is received as required at law or under the applicable securities exchange rules (currently the NYSE American stock exchange). Upon receiving stockholder approval, each share of issued Preferred Stock will be automatically converted into such number of shares of Ring common stock determined by dividing (i) the Liquidation Preference as of the conversion date by (ii) the conversion price, which is initially $3.60 per share based on a 20-day volume weighted average price of Ring common stock as of June 30, 2022 (subject to adjustment for stock splits and distributions, recapitalizations, exchanges and similar actions) (such calculation, as so adjusted from time to time, the “Conversion Rate”). The initial Conversion Rate is 277.7778 shares of Ring common stock for each share of Preferred Stock.

The Stronghold Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The fair value of the consideration paid by Ring and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Stronghold Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Ring’s historical condensed consolidated financial information in order to account for the Stronghold Acquisition and include the assumption of liabilities as set forth in the Purchase Agreement.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022 gives effect to the Stronghold Acquisition as if it had been completed on June 30, 2022. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the Stronghold Acquisition as if it had been completed on January 1, 2021. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Ring would have been had the Stronghold Acquisition and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. In Ring’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Stronghold Acquisition and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	The audited financial statements and accompanying notes of Ring contained in Ring’s Annual Report on Form 10-K for the year ended December 31, 2021;

•	The unaudited condensed financial statements and accompanying notes contained in Ring’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022;

•	The audited consolidated financial statements and related notes of Stronghold for the years ended December 31, 2021 and 2020, which are included elsewhere in this filing; and

•	The unaudited consolidated financial statements and related notes of Stronghold for the six month period ended June 30, 2022, which are included elsewhere in this filing.

Ring Energy, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2022

(in thousands)

			Transaction Accounting Adjustments
	Historical		Conforming and		Stronghold		Pro Forma
	Ring	Stronghold	Reclassifications		Acquisition		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$2,223	$10,435	$(10,435	)(a)	$197,072	(d)	$2,223
					(167,944	)(j)
					(29,128	)(h)
Accounts receivable	39,497	21,457	(21,457	)(a)	—		39,497
Joint interest billing receivable	1,350	113	(113	)(a)	—		1,350
Derivative assets	1,353	—	—		—		1,353
Prepaid expenses and other	3,206	—	—		—		3,206
Other current assets	—	4,109	(4,109	)(a)	—		—
Total Current Assets	47,629	36,114	(36,114)		—		47,629
Properties and Equipment:
Oil and natural gas properties, full cost method	945,521	—	—		435,790	(c)	1,391,626
					10,315	(h)
Oil and natural gas properties, successful efforts method	—	278,191	(278,191	)(b)	—		—
Financing lease asset subject to depreciation	2,067	—	—		—		2,067
Fixed assets subject to depreciation	2,045	—	—		—		2,045
Other property, plant and equipment, net	—	381	(381	)(a)	—		—
Total Properties and Equipment	949,633	278,572	(278,572)		446,105		1,395,738
Accumulated depreciation, depletion, amortization	(255,274)	(66,199)	66,199	(b)	—		(255,274)
Net Properties and Equipment	694,359	212,373	(212,373)		446,105		1,140,464

Operating lease asset	1,141	—	—		—		1,141
Derivative assets	785	—	—		—		785
Deferred financing costs	1,325	486	(486	)(a)	18,813	(h)	20,138
Total Assets	$745,239	$248,973	$(248,973)		$464,918		$1,210,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$64,263	$—	$—		$14,417	(g)	$80,332
					1,652	(i)
Accounts payable and accrued expenses	—	12,651	(12,651	)(a)	—		—
Income tax liability	—	—	—		—		—
Financing lease liability	407	—	—		—		407
Operating lease liability	301	—	—		—		301
Derivative liabilities	32,701	19,948	(19,948	)(a)	21,008	(e)	53,709
Notes payable	894	—	—		—		894
Revenue and severance taxes payable	—	6,614	(6,614	)(a)	—		—
Total Current Liabilities	98,566	39,213	(39,213)		37,077		135,643

Noncurrent Liabilities:
Deferred income taxes	1,641	—	—		8,637	(l)	10,278
Revolving line of credit	270,000	73,000	(73,000	)(a)	197,072	(d)	467,072
Financing lease liability, less current portion	667	—	—		—		667
Operating lease liability, less current portion	984	—	—		—		984
Derivative liabilities	—	10,688	(10,688	)(a)	5,401	(e)	5,401
Asset retirement obligations	15,374	11,413	(11,413	)(a)	9,731	(k)	25,105
Total Noncurrent Liabilities	288,666	95,101	(95,101)		220,841		509,507
Total Liabilities	387,232	134,314	(134,314)		257,918		645,150

Convertible preferred stock -$0.001 par value; 153,176 shares outstanding	—	—	—		137,858	(m)	137,858

Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized	—	—	—		137,858	(m)	—
					(137,858	)(m)
Common stock - $0.001 par value; 225,000,000 shares authorized	107	—	—		21	(f)	128
Additional paid-in capital	561,792	—	—		69,121	(f)	630,913
Accumulated deficit	(203,892)	—	—		—		(203,892)
Members' Equity	—	114,659	(114,659	)(a)	—		—
Total Stockholders' Equity	358,007	114,659	(114,659)		69,142		427,149
Total Liabilities and Stockholders' Equity	$745,239	$248,973	$(248,973)		$464,918		$1,210,157

Ring Energy, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2022

(in thousands)

			Transaction Accounting Adjustments
	Historical		Conforming and		Stronghold		Pro Forma
	Ring	Stronghold	Reclassifications		Acquisition		Combined
Operating Revenue:
Oil and natural gas revenue	$153,143	$—	$96,327	(a)	$—		$249,470
Oil sales	—	74,293	(74,293	)(a)	—		—
Natural gas sales	—	10,434	(10,434	)(a)	—		—
Natural gas liquids sales	—	11,600	(11,600	)(a)	—		—
Total Operating Revenue	153,143	96,327	—		—		249,470

Costs and Operating Expenses:
Lease operating expenses	17,255	16,408	(1,402	)(b)	—		31,903
			(358	)(b)
Gathering, transportation and processing costs	1,846	3,741	—		—		5,587
Ad valorem taxes	1,901	—	1,402	(b)	—		3,303
Oil and natural gas production taxes	7,376	4,631	—		—		12,007
Depreciation, depletion and amortization	20,530	14,845	—		(2,428	)(h)	32,947
Asset retirement obligation accretion	375	543	—		(150	)(h)	768
Operating lease expense	167	—	614	(b)	—		781
General and administrative expense	11,355	3,828	(256	)(b)	—		14,927
Exploration and abandonment costs	—	57	(57	)(d)	—		—
Total Costs and Operating Expenses	60,805	44,053	(57)		(2,578)		102,223

Income from Operations	92,338	52,274	57		2,578		147,247

Other Income (Expense):
Other income (expense)	—	66	(66	)(c)	—		—
Interest expense	(6,678)	(1,721)	1,721	(c)	(2,116	)(e)	(9,970)
					(1,176	)(f)
Loss on derivative contracts	(35,053)	(34,126)	—		—		(69,179)
Net Other Income (Expense)	(41,731)	(35,781)	1,655		(3,292)		(79,149)

Income (Loss) Before Income Tax	50,607	16,493	1,712		(714)		68,098
Provision for income taxes	(1,551)	(12)	—		—		(1,563)
Net Income (Loss)	$49,056	$16,481	$1,712		$(714)		$66,535

Weighted-Average Common Shares Outstanding:
Basic	103,291,669	—	—		21,339,986	(i)	124,631,655
Diluted	126,251,705	—	—		63,888,889	(i)	190,140,594

Net Income per Common Share:
Basic	$0.47						$0.53
Diluted	$0.39						$0.35

Ring Energy, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands)

			Transaction Accounting Adjustments
	Historical		Conforming and		Stronghold		Pro Forma
	Ring	Stronghold	Reclassifications		Acquisition		Combined
Operating Revenue:
Oil and natural gas revenue	$196,306	$—	$98,629	(a)	$—		$294,935
Oil sales	—	73,985	(73,985	)(a)	—		—
Natural gas sales	—	11,707	(11,707	)(a)	—		—
Natural gas liquids sales	—	12,937	(12,937	)(a)	—		—
Total Operating Revenue	196,306	98,629	—		—		294,935

Costs and Operating Expenses:
Lease operating expenses	30,312	19,899	(649	)(b)	—		48,988
			(574	)(b)
Gathering, transportation and processing costs	4,333	5,703	—		—		10,036
Ad valorem taxes	2,277	—	649	(b)	—		2,926
Oil and natural gas production taxes	9,124	4,441	—		—		13,565
Depreciation, depletion and amortization	37,168	21,124	—		(1,474	)(h)	56,818
Asset retirement obligation accretion	744	956	—		(472	)(h)	1,228
Operating lease expense	523	—	1,059	(b)	—		1,582
General and administrative expense	16,068	8,114	(485	)(b)	—		23,697
Exploration and abandonment costs	—	2,136	(2,136	)(d)	—		—
Total Costs and Operating Expenses	100,549	62,373	(2,136)		(1,946)		158,840

Income from Operations	95,757	36,256	2,136		1,946		136,095

Other Income (Expense):
Other income (expense)	—	(33)	33	(c)	—		—
Interest expense	(14,490)	(2,073)	2,073	(c)	(8,463	)(e)	(28,239)
					(583	)(g)
					(4,703	)(f)
Loss on derivative contracts	(77,854)	(31,080)	—		—		(108,934)
Net Other Income (Expense)	(92,344)	(33,186)	2,106		(13,749)		(137,173)

Income (Loss) Before Income Tax	3,413	3,070	4,242		(11,803)		(1,078)
Provision for income taxes	(90)	—	—		—		(90)
Net Income (Loss)	$3,323	$3,070	$4,242		$(11,803)		$(1,168)

Weighted-Average Common Shares Outstanding:
Basic	99,387,028	—	—		21,339,986	(i)	120,727,014
Diluted	121,193,175	—	—		(466,161	)(i)	120,727,014

Net Income (Loss) per Common Share:
Basic	$0.03						$(0.01)
Diluted	$0.03						$(0.01)

Ring Energy, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared based on the historical financial statements of Ring and the historical consolidated financial statements of Stronghold. The Stronghold Acquisition has been accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by Ring and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on Ring’s books as of the date of the closing of the Stronghold Acquisition. Additionally, costs directly related to the Stronghold Acquisition are capitalized as a component of the purchase price.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022 and the Year Ended December 31, 2021 were prepared assuming the Stronghold Acquisition occurred on January 1, 2021. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022 was prepared as if the Stronghold Acquisition had occurred on June 30, 2022.

The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Stronghold Acquisition and other transactions contemplated herein had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that the Company would have achieved if the Stronghold Acquisition and other transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results the Company will have after the contemplation of the Stronghold Acquisition and the other transactions contemplated by these unaudited pro forma condensed combined financial information. In Ring’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2.	Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price in the Stronghold Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information and market data as of August 31, 2022. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred and the fair value of assets acquired and liabilities assumed by Ring are as follows (in thousands, except share amounts and stock price):

Consideration:
Shares of Ring Common Stock issued	21,339,986
Ring Common Stock price as of August 31, 2022	$3.24
Common Stock Consideration	$69,142

Shares of Ring Preferred Stock issued	153,176
Aggregate Liquidation Preference	$153,176
Conversion Price	$3.60
As-Converted Shares of Ring Common Stock	42,548,903
Ring Common Stock Price as of August 31, 2022	$3.24
Preferred Stock Consideration	$137,858

Cash consideration	167,944
Fair value of deferred payment liability	14,417
Fair value of consideration to be paid to seller	389,361

Direct transaction costs	10,315
Total consideration	$399,676

Fair value of assets acquired:
Oil and natural gas properties	446,105
Amount attributable to assets acquired	$446,105

Fair value of liabilities assumed:
Suspense liability	1,652
Derivative liabilities	26,409
Asset retirement obligations	9,731
Deferred income taxes	8,637
Amount attributable to liabilities assumed	$46,429

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Ring. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that Ring believes provide a reasonable basis for presenting the significant effects of the Stronghold Acquisition. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022:

(a)	Adjustment to remove assets and liabilities not acquired as part of the Stronghold Acquisition.

(b)	Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Stronghold's oil and gas properties as of June 30, 2022.

(c)	Adjustment to reflect the assets acquired of Stronghold, on a relative fair value basis.

(d)	Adjustment to record new borrowings related to the cash consideration used in the Stronghold Acquisition.

(e)	Adjustment to reflect the fair value of Stronghold’s derivative liabilities assumed as of August 31, 2022.

(f)	Adjustment to reflect the issuance of 21,339,986 shares of Ring common stock pursuant to the Purchase Agreement.

(g)	Adjustment to reflect the fair value of the $15.0 million deferred payment to be made in connection with the Stronghold Acquisition.

(h)	Adjustment for the payment of deferred financing costs and transaction expenses incurred for the Stronghold Acquisition.

(i)	Adjustment to reflect the fair value of Stronghold’s suspense liabilities assumed as of August 31, 2022.

(j)	Adjustment to reflect the cash consideration paid for the Stronghold Acquisition.

(k)	Adjustment to reflect asset retirement obligations associated with the Stronghold Acquisition properties.

(l)	Adjustment to reflect deferred income taxes associated with the Stronghold Acquisition.

(m)	Adjustment for the issuance of Preferred Stock issued pursuant to the Purchase Agreement. From the 50,000,000 shares of preferred stock authorized pursuant to the Articles of Incorporation of Ring, the Board authorized 153,176 shares of Preferred Stock to be issued as part of the Stronghold Acquisition. The Preferred Stock is required to be presented outside of permanent equity as it is redeemable for cash upon the occurrence of certain events that are not solely within the control of Ring. The adjustment is to show the movement of the Ring's existing authorized preferred stock out of permanent equity. The amount is based on the estimated issuance date fair value, which was determined based on 42,548,903 as-converted shares of Ring common stock multiplied by the August 31, 2022 Ring stock price of $3.24 per common share.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022 and the Year Ended December 31, 2021:

(a)	Adjustments to conform Stronghold’s revenue presentation to the presentation of revenues for Ring.

(b)	Adjustment to align the presentation of ad valorem and operating lease expense for Stronghold to the presentation by Ring.

(c)	Adjustment to remove Stronghold’s historical other income and expense prior to the Stronghold Acquisition.

(d)	Adjustment to remove exploration and abandonment cost to align the presentation of such expenses by Stronghold with the full cost method of accounting utilized by Ring.

(e)	Adjustment to reflect the estimated interest expense in the periods presented with respect to the incremental borrowings necessary to finance the Stronghold Acquisition. The interest rate utilized as of June 30, 2022 was 4.294% for incremental borrowings. A one-eighth point change in interest rates as of June 30, 2022 would change interest expense by $0.1 million for the six months ended June 30, 2022 and by $0.3 million for the year ended December 31, 2021.

(f)	Adjustment to reflect the amortization of deferred financing costs of $18.8 million related to the financing of the Stronghold Acquisition. Deferred financing costs are amortized straight-line over approximately 48 months, which corresponds to the maturity date of Ring’s amended credit facility.

(g)	Adjustment to reflect the amortization of the discount resulting from the difference between the principal amount of the deferred payment and the original fair value recognized. The deferred payment of $15.0 million is originally recognized at its fair value of $14.4 million as part of the consideration paid in connection with the Stronghold Acquisition.

(h)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and accretion expense from new asset retirement obligations recognized as a result of the Stronghold Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(i)	Adjustment to reflect the issuance of 21,339,986 shares of Ring common stock pursuant to the Purchase Agreement in basic earnings per share and the issuance of 42,548,903 common shares under the if-converted method for Preferred Stock in diluted earnings per share for the six months ended June 30, 2022. The following table reconciles historical and pro forma basic and diluted earnings per share for the period indicated (in thousands, except share and per share amounts):

	For the Six Months Ended
	June 30, 2022
	Historical	Pro-Forma
Net Income	$49,056	$66,535
Basic Weighted-Average Shares Outstanding	103,291,669	124,631,655
Effect of dilutive securities:
Stock options	115,069	115,069
Restricted stock units	2,274,467	2,274,467
Performance stock units	243,475	243,475
Common warrants	20,327,025	20,327,025
Convertible Preferred Stock	—	42,548,903
Diluted Weighted-Average Shares Outstanding	126,251,705	190,140,594
Basic Earnings per Share	$0.47	$0.53
Diluted Earnings per Share	$0.39	$0.35

4.	Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2021 for Ring and Stronghold. The reserve information of Ring has been prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. Stronghold reserve information has been prepared by Stronghold’s in-house petroleum engineers. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Stronghold Acquisition taken place on January 1, 2021, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For both Ring and Stronghold the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2021.

Estimated Oil and Natural Gas Reserves

	As of December 31, 2021
	Ring(1)	Stronghold	Pro Forma Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	36,821	8,074	44,895
Natural Gas (MMcf)	39,749	27,122	66,871
Natural Gas Liquids (MBbl)	—	3,658	3,658
Total (Mboe)(2)	43,446	16,252	59,698
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	29,018	1,173	30,191
Natural Gas (MMcf)	32,025	2,867	34,892
Natural Gas Liquids (MBbl)	—	327	327
Total (Mboe)(2)	34,355	1,978	36,333
Estimated Proved Reserves:
Oil (MBbl)	65,839	9,248	75,086
Natural Gas (MMcf)	71,774	29,990	101,763
Natural Gas Liquids (MBbl)	—	3,985	3,985
Total (Mboe)(2)	77,801	18,230	96,031

(1)	Ring has not historically separately reported reserve quantities for Natural Gas Liquids
(2)	Assumes a ratio of 6 Mcf of natural gas per Boe

The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved crude oil and natural gas reserves of Ring and of the properties acquired in the Stronghold Acquisition on a pro forma combined basis as of December 31, 2021. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either Stronghold’s crude oil and natural gas reserves or the acquired crude oil and natural gas reserves attributable to the Stronghold Acquisition.

Standardized Measure of Discounted Future Cash Flows

(in thousands)

	As of December 31, 2021
	Ring	Stronghold	Pro Forma Combined
Oil and Gas Producing Activities:
Future cash inflows	$4,853,709	$744,605	$5,598,314
Future production costs	(1,395,437)	(249,561)	(1,644,998)
Future development costs	(347,757)	(32,106)	(379,863)
Future income tax expense	(501,587)	(3,909)	(505,496)
Future net cash flows	2,608,928	459,029	3,067,957
10% annual discount factor	(1,471,563)	(199,602)	(1,671,165)
Standardized measure of discounted future net cash flows	$1,137,365	$259,427	$1,396,792

The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Ring and Stronghold on a pro forma combined basis for the year ending December 31, 2021:

Changes in Standardized Measure of Discounted Future Net Cash Flows

(in thousands)

	For the Year Ended December 31, 2021
	Ring	Stronghold	Pro Forma Combined
Oil and Gas Producing Activities:
Beginning of the year	$555,871	$84,074	$639,945
Purchase of minerals in place	33,689	—	33,689
Extensions, discoveries and improved recovery	79,004	13,306	92,310
Development costs incurred during the year	17,513	1,996	19,509
Sales of oil and gas produced, net of production costs	(154,616)	(68,586)	(223,202)
Sales of minerals in place	(2,524)	—	(2,524)
Accretion of discount	63,811	8,495	72,306
Net changes in price and production costs	636,885	173,412	810,297
Net changes in estimated future development costs	(44,358)	(1,814)	(46,172)
Revisions of previous quantity estimates	(22,260)	67,333	45,073
Changes in estimated timing of cash flows	86,845	(17,659)	69,186
Net change in income taxes	(112,495)	(1,130)	(113,625)
End of year	$1,137,365	$259,427	$1,396,792